                                                     11/24/04     Execution Copy

                                ESCROW AGREEMENT

        ESCROW AGREEMENT ("Agreement") dated November_ , 2004 by and among Dupont
Investment Fund #57289. with a principal place of business located at _Apartado
10455-1000, San Jose, Costa Rica ("Dupont"), Skyway Communications Holding
Corp., a Florida corporation with its principal place of business located at
6021-142nd Avenue North, Clearwater, Florida 33760 ("Skyway"), and Island Stock
Transfer with its principal place of business located at 100 First Avenue, Suite
212, St. Petersburg, FL 33701 (the "Escrow Agent") (Skyway, Dupont, and the
Escrow Agent may be hereinafter referred to individually as a "Party" or collectively as the "Parties").

        WHEREAS, Dupont desires to sell a 1966 McDonald Douglas DC9 aircraft serial
# 45775 and associated FAA Part 125 certificate number Q3GB807J to Skyway as part of a share subscription valued at $7,000,000 attached as exhibit A.

        WHEREAS, in order for Skyway to deliver the Shares Pursuant to the sales agreement exhibit A, the Shares must be delivered to the escrow agent and further to Skyway pursuant to the share subscription exhibit A;

        WHEREAS, the parties have determined that it is in their respective mutual best interests to employ the services of an escrow agent to act as an independent party in order to facilitate the holding of the Shares the exchange of the Shares for the DC9 deliverable upon execution of the respective agreements;

        WHEREAS, Escrow Agent has agreed to serve as an escrow agent for this limited purpose;

        WHEREAS, Dupont has entered into a certain stock purchase agreement contemporaneously herewith, a true, correct and complete copy of which is annexed hereto as Exhibit A.

        WHEREAS, capitalized terms used but not defined herein shall have the meanings ascribed to them in the Stock Options Agreement.

        NOW, THEREFORE, in consideration of the foregoing and the mutual covenants hereinafter set forth, the Parties hereby agree as follows:

1. Appointment of Escrow Agent. The parties hereto do hereby appoint the Escrow
Agent to act in accordance with and subject to the terms of this Escrow
Agreement and the Escrow Agent hereby accepts such appointment and agrees to act in accordance with and subject to the terms hereof.

2. Share Certificate Delivery & Escrow. Upon execution of this Escrow Agreement by all Parties, Skyway Certificate No. ______ and ______, registered in the name of Dupont and dated _______________ (the "Original Certificates") shall be delivered to the Escrow Agent by Skyway to be held by the Escrow Agent thereafter pursuant to the terms and conditions of this Escrow Agreement, together with stock powers to each certificate, endorsed in blank by Dupont.

3. Release of Shares and Aircraft Title and Certificate From Escrow Upon
Execution. Within 48 hours of receipt by Escrow Agent of:

        a. Delivery to the Escrow Agent as provided in Section 2.2(a) the executed Aircraft sale Agreement (a copy of which shall be sent to at such time and manner as sent to the Escrow Agent) exhibit
           B; and

        b. The executed original stock purchase agreement exhibit A; and

        c. A duly executed stock power of attorney for the Dupont shares to be reissued.

           the Escrow Agent shall:

                (I) Transfer 28,0000,000 restricted shares of Skyway to
                    Dupont

                (II)Deliver the Aircraft sale agreement, certificate and
                    aircraft title to Skyway.

5. Term. This Escrow Agreement shall terminate upon the earlier of (i)
fulfillment of Escrow Agent's responsibilities in respect of all of such Shares, or (ii) expiration of the Aircraft purchase agreement and fulfillment of Escrow
Agent's responsibilities hereunder. Upon such termination, the Escrow Agent shall be relieved of any and all further obligations and liabilities hereunder, other than liabilities resulting from the negligence or willful misconduct of the Escrow Agent.

6. Terms of Escrow. Except in the case of the willful misconduct or gross negligence of the Escrow Agent, the following provisions shall apply:

        6.1 The Escrow Agent shall not be liable for any action taken or omitted by it, or any action suffered by it to be taken or omitted, in good faith and in the exercise of its own best judgment, and may rely conclusively and shall be protected in acting upon any order, notice, demand, certificate, opinion or advice of counsel (including counsel chosen by the Escrow Agent), statement, instrument, report or other paper or document (not only as to its due execution and the validity and effectiveness of its provisions, but also as to the truth and acceptability of any information therein contained) which is believed by the
Escrow Agent to be genuine and to be signed or presented by the proper person or persons. The Escrow Agent shall not be bound by any notice or demand, or any waiver, modification, termination or rescission of the this Escrow Agreement unless evidenced by a writing delivered to the Escrow Agent signed by the proper party or parties and, if the duties or rights of the Escrow Agent are affected, unless it shall have given its prior written consent thereto.

        6.2 The Escrow Agent shall not be responsible for the sufficiency, accuracy, form, execution, validity, value or genuineness of any document or property received, held or delivered by it hereunder, or of any signature or endorsement thereon, or for any lack of endorsement thereon, or for any description therein, nor shall the Escrow Agent be responsible or liable in any respect on account of the identity, authority or rights of the persons executing or delivering or purporting to execute or deliver any document or property pursuant to the provisions hereof.

        6.3 The Escrow Agent shall have the right to assume, in the absence of written notice to the contrary from the proper person or persons, that a fact or an event by reason of which an action would or might be taken by the Escrow
Agent does not exist or has not occurred, without incurring liability for any action taken or omitted, in good faith and in the exercise of its own best judgment, in reliance upon such assumption.

        6.4 Following the receipt by the Escrow Agent of notice of any demand or claim or the commencement of any action, suit or proceeding, the Escrow Agent shall, if such notice shall relate to the other parties hereto, notify such parties thereof in writing; but the failure by the Escrow Agent to give such notice shall not relieve any party from any liability which such party may have to the Escrow Agent hereunder. In the event of the receipt of such notice, the
Escrow Agent, in its sole discretion, may (i) commence an action in the nature of interpleader in an appropriate court to determine ownership or disposition of any share certificates representing Shares in the possession of Escrow Agent;
(ii) deposit any share certificates representing Shares in the possession of
Escrow Agent with the clerk of any appropriate court; or (iii) retain any share certificates representing Shares in the possession of Escrow Agent pending receipt of (a) consistent written instructions from each of Skyway, Dupont, and a duly authorized representative acting on behalf of all of the Parties involved, as to the disposition thereof or (b) a final, non-appealable order of a court having jurisdiction over all of the Parties directing to whom and under what circumstances any share certificates representing Shares and/or the aircraft title and FAA certificate in the possession of Escrow Agent are to be delivered.

        6.5 The Escrow Agent shall be entitled to reimbursement from Skyway and
Dupont, jointly and severally, for all expenses paid or incurred by it in the administration of its duties hereunder.

        6.6 The Escrow Agent shall be indemnified and held harmless by Skyway and
Dupont, jointly and severally, from and against any and all liabilities, losses, costs and expenses, including, without limitation, (a) reasonable attorneys'
fees and disbursements and (b) usual and customary expenses involved in discovery proceedings and testimony, in connection with any claim, action, suit or other proceeding which in any way, directly or indirectly, arises out of or relates to this Escrow Agreement, the services of the Escrow Agent hereunder, or the Shares. In addition, the Escrow Agent shall be entitled to receive from
Skyway and Dupont jointly and severally, fees (in amounts calculated at the
Escrow Agent's customary rates) for time devoted to matters arising out of or related to its services hereunder, including, without limitation, in connection with any such claim, action, suit or other proceeding.

        6.7 From time to time on and after the date hereof, the Parties other than the Escrow Agent shall deliver or cause to be delivered to the Escrow Agent such further documents and instruments and shall do or cause to be done such further acts as the Escrow Agent shall reasonably request (it being understood that the
Escrow Agent shall have no obligation to make any such request) to carry out more effectively the provisions and purposes of this Escrow Agreement, to evidence compliance herewith or to assure itself that it is protected in acting hereunder.

        6.8 The Escrow Agent may resign at any time and be discharged from its duties as the escrow agent hereunder by its giving the other parties hereto at least thirty (30) days prior written notice thereof in accordance with the terms hereof. As soon as practicable after its resignation, the Escrow Agent shall turn over to a successor escrow agent appointed by the other Parties, jointly, any share certificates representing Shares in the possession of Escrow Agent upon presentation of the document appointing the new escrow agent and its acceptance thereof. If no new agent is so appointed within the sixty (60) day period following the giving of such notice of resignation, the Escrow Agent may deposit any share certificates representing Shares in the possession of Escrow
Agent with the Circuit Court for Pinellas County, Florida.

        6.9 The Escrow Agent shall resign and be discharged from its duties as the escrow agent hereunder if so requested in writing at any time by the other

Parties, jointly; provided, however, that such resignation shall become effective only upon acceptance of appointment by a successor escrow agent as provided in Section 6.8 hereof.

        6.10 Following resignation and/or discharge of the Escrow Agent, the provisions of this Section 6 shall nonetheless continue to be applicable with respect to the Escrow Agent.

7. Successors and Assigns. All terms and provisions of this Escrow Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective legal representatives, successors and assigns.

8. Notices. Any notice, delivery or other communication required or permitted hereunder shall be deemed to have been duly made or given for all purposes when in writing and delivered by hand or sent by certified mail, return receipt requested, postage prepaid, telecopier, overnight mail, or nationally recognized overnight courier, addressed as follows:

         If to Dupont:                      DuPont Investment Fund #57289
                                            Apartado 10455-1000
                                            San Jose, Costa Rica

                  with a copy to:

         If to Skyway:                      6021 142nd Ave, N
                                            Clearwater, Fl 33760
                                            Attn:  J. Kent

                  with a copy to:

         If to the Escrow Agent:

                                            Island Stock Transfer Co.
                                            100 First Avenue South, Suite 212
                                            St. Petersburg, Florida 33701
                                            Attention:   Carl Dilley, President
                                            Telefax Number: (727) 287-1612

or such other address as shall be furnished in writing by any such party in the manner provided hereby, and any notice or communication given pursuant to the provisions hereof shall be deemed to have been given as of the date delivered or so mailed or transmitted.

9. Further Actions. The parties agree to take all further actions and to execute and deliver such additional documents and instruments as may be necessary to give full effect to this Escrow Agreement.

10. Governing Law. The interpretation and construction of this Escrow Agreement and all matters relating hereto shall be governed by the laws of the State of
Florida without regard to principles of conflicts of laws.

11. Severability. If any provision of this Escrow Agreement shall be held to be invalid or unenforceable, such invalidity or unenforceability shall attach only to such provision and only to the extent such provision shall be held to be invalid or unenforceable and shall not in any way affect the validity or enforceability of the other provisions hereof, all of which provisions are hereby declared severable, and this Escrow Agreement shall be carried out as if such invalid or unenforceable provision or portion thereof was not embodied herein.

12. Entire Agreement. This Escrow Agreement sets forth the entire agreement and understanding of the parties in respect of the subject matter hereof and supersedes all prior and contemporaneous agreements, arrangements and understandings relating to the subject matter hereof.

13. Modification. This Escrow Agreement may be amended only by a written instrument executed by the Party sought to be charged.

14. Waivers. No waiver by any party of any provision of this Escrow Agreement, whether by conduct or otherwise, in any one or more instances, shall be deemed to be or construed as a further or continuing waiver of any such provision or any other provision hereof.

15. Counterparts. This Escrow Agreement may be executed in counterparts, all of which taken together shall constitute one agreement.

16. Captions. The section captions used herein are for reference purposes only, and shall not in any way affect the meaning or interpretation of this Escrow
Agreement.

17. Facsimile Signatures. Signatures hereon which are transmitted by facsimile shall be deemed original signatures.

                   [SIGNATURES APPEAR ON THE FOLLOWING PAGE]

        IN WITNESS WHEREOF, the Parties have caused this Escrow Agreement to be executed as of the date first above written.

SKYWAY COMMUNICATIONS HOLDING CORP.

By: /S/ James S. Kent
Name: James S. Kent
Title: CEO

DUPONT INVESTMENT FUND # 57289

By: /S/ Richard duPont
Name:Richard duPont
Title: President

ISLAND STOCK TRANSFER COMPANY

By: /S/ Carl Dilley
Name:Carl Dilley
Title: President

                                    Exhibit A
                       [Form of] Stock Purchase Agreement

                                    Exhibit B
                       Aircraft Title and FAA Certificate